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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       BRIDGESTREET ACCOMMODATIONS, INC.
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             (Exact name of registrant as specified in its charter)


                Delaware                              04-3327773
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                             30670 Bainbridge Road
                                Solon, OH 44139
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             (Address of principal executive offices and Zip Code)

     If the Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file number to which this form relates:
333-26647

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the common stock, $.01 par value per share (the "Common Stock"), of BridgeStreet Accommodations, Inc. (the "Company") that is contained in the section of the Company's Registration Statement on Form S-1 (No. 333-26647) entitled "Description of Capital Stock" is incorporated by reference herein. In addition, to the extent that such description is modified in the form of prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such description as modified shall be deemed to be incorporated by reference herein.

ITEM 2.   EXHIBITS

          List below all exhibits filed as part of the registration statement:

1. The Company incorporates by reference herein the specimen stock certificate of the Common Stock filed as Exhibit 4 to the Company's Registration Statement on Form S-1 (No. 333-26647).

2. The Company incorporates by reference herein the Company's Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively, to the Company's Registration Statement on Form S-1 (No. 333-26647).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             BRIDGESTREET ACCOMMODATIONS, INC.


                                             Date: September 18, 1997
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                                             By:   /s/ Mark D. Gagne
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                                                   Mark D. Gagne, Treasurer and
                                                   Chief Financial Officer